Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF GROUP 1 AUTOMOTIVE, INC.
PURSUANT TO 18 U.S.C. § 1350

     In connection with the accompanying report on Form 10-Q for the three-month period ended March 31, 2005, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Earl J. Hesterberg, Chief Executive Officer of Group 1 Automotive, Inc. (the “Company”), hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2005

/s/ Earl J. Hesterberg
Earl J. Hesterberg
Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.